UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007 (May 22, 2007)

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3100 Central Expressway Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 22, 2007, Ms. Jeryl Hilleman, Executive Vice President and Chief Financial Officer of Symyx Technologies, Inc. (the “Company”), resigned her employment with the Company. Under her severance arrangement with the Company, she will receive 15 months of salary and up to 15 months of COBRA reimbursement. Ms. Hilleman will leave the Company effective June 1, 2007 and will remain available to provide advice and assistance to the Company to ensure a smooth transition.

The Company is initiating a search to fill the position. Rex S. Jackson, executive vice president and general counsel of the Company, will serve as acting Chief Financial Officer. Mr. Jackson, 47, joined the Company in February 2007. Prior to joining the Company, Mr. Jackson served as Senior Vice President and General Counsel for Avago Technologies Limited, and held multiple positions at Synopsys, Inc., most recently as Senior Vice President, General Counsel and acting Chief Financial Officer.  Prior to Synopsys, he served as an investment director with Redleaf Group, Inc., a venture capital firm, and as President and Chief Executive Officer of a Redleaf portfolio company. Mr. Jackson obtained a B.A. in political science from Duke University and a J.D. degree from Stanford University. There is no family relationship between Mr. Jackson and any executive officer or member of the Board of Directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYMYX TECHNOLOGIES, INC.
(Registrant)

Date: May 29, 2007	By:	/s/ Steven D. Goldby
Steven D. Goldby
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

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